Exhibit 10.11

TECHNOLOGY LICENSE AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of December 30, 2005 (the “Effective Date”) and entered into by and between Surgi-Vision, Inc., a Delaware corporation (“Licensor”) and Advanced Bionics Corporation (“Licensee”) (individually, a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties have entered into a Lead System and Lead Development and Transfer Agreement (the “Development Agreement”) and other agreements (“Other Agreements”) referenced therein concurrent with this Agreement wherein the Parties have agreed to develop technology relating to a neuromodulation or deep brain stimulation lead that may be safely reside within a patient who is placed within a magnetic resonance (“MR”) machine (“Lead”).

Licensor is the sole owner and exclusive licensee of certain confidential and proprietary technology relating to the Lead (“Existing Technology”).

Licensor desires to have the Existing Licensed Technology further developed and commercialized (the “Future Technology”) and is willing to grant a license to any Future Technology to which Licensor has any right or interest in exchange for the cooperation and other forms of consideration of Licensee set forth in the Other Agreements and set forth as royalty payments in this Agreement.

Licensee desires to acquire an exclusive license under the Licensed Technology (defined below).

AGREEMENT

The Parties agree as follows:

1. DEFINITIONS.

A.        “Affiliate” of a person or entity is a person or entity controlling, controlled by or under common control with the person or entity specified, directly or indirectly by any means whatsoever. “Controlling”, “controlled” or “control” means owning greater than 50% of the voting equity interests of a person or entity, either directly or indirectly through other entities in which it has such an interest, or otherwise having the power to direct the management of that person or entity.

B.        The “Existing Technology” and the “Future Technology” are referred to collectively as the “Licensed Technology” and include without limitation all intellectual property such as patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets, licenses, information and proprietary rights and processes owned by or licensed to Licensor relating in any way to a neuro-related lead, neuro-related lead extension, neuro-related lead-type device, or the “Lead”, “Lead Requirements”, or “Lead Milestones” defined in the Development Agreement, including without limitation the intellectual property licensed to the Licensor under the License Agreement by and between the Licensor and the Johns Hopkins University (“JHU”) on or around June 30, 1998 and all other appendices, addenda, amendments, and agreements related thereto (the “JHU Agreement”).

C.        “Licensed Product” means any neuro-related lead, neuro-related lead extension, any other neuro-related lead-type device, or any product related to a neuro-related lead, in each case which incorporates the Licensed Technology.

D.        “Net Sales” means the total monetary consideration actually received by Licensee for Licensed Products sold, less any sales person’s commissions payable in good faith to non-related third parties, royalties and other similar fees payable in good faith to non-related third parties, trade discounts allowances for conversions and exchanges, returns, freight, insurance and taxes (other than income taxes). For purposes of this definition, Licensed Products will be considered “sold” when Licensee receives payment either from the purchaser or, in the case of Licensed Products sold by a sublicensee, from such sublicensee.

E.        “Sublicensee” means any sublicensee(s) of the rights granted to Licensee under this Agreement.

2. LICENSE. Licensor hereby grants to Licensee and its Affiliates, upon and subject to all the terms and conditions of this Agreement, an exclusive, transferable (including without limitation sublicensable), worldwide, perpetual license under the Licensed Technology, to make, use, import, lease, and sell the Licensed Products for the term of this Agreement. For the avoidance of doubt, the license grant of this Agreement includes without limitation an exclusive, transferable (including without limitation sublicensable), worldwide sublicense of all intellectual property licensed to Licensor under the JHU Agreement (to the extent it is Licensed Technology) to make, use, import, lease, and sell the Licensed Products, which sublicense Licensee acknowledges and agrees is subject to the terms of the JHU Agreement. Licensor grants Licensee the right to adapt the Licensed Technology to a commercial form suitable for incorporation into Licensee’s product(s).

3. COMPENSATION AND AUDIT.

A.        In consideration for the license granted hereunder, Licensee agrees to pay to Licensor the royalty payments recited in Exhibit A based on Licensee’s Net Sales of Licensed Products (less accessories or other components or products used in combination with the Licensed Products).

B.        Only one royalty will be paid hereunder for each Licensed Product whether such Licensed Product is covered by more than one (1) claim of a licensed patent, by the claims of more than one (1) of the licensed patents, or by the claims of patent of more than one country.

C.        The royalty owed Licensor will be calculated on an annual calendar basis and will be payable as indicated in Exhibit A.

D.        Licensor will have the right, upon reasonable notice and reasonable request at Licensor’s sole expense, to inspect Licensee’s relevant books and records and all other documents and material in Licensee’s possession or control with respect to ascertaining the royalty payments due.

4. INDEMNITY. Licensor agrees to defend, indemnify and hold Licensee and its officers, directors, agents, Sublicensees, employees, and customers, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred as a result of any claim that the Licensed Technology infringes or misappropriates any third party’s intellectual property. Licensee will deliver written notice of a claim for indemnification with reasonable promptness to Licensor, which notice will describe in reasonable detail the nature of the claim. However, any failure to timely give that notice will not relieve Licensor of any of its indemnification obligations under this Agreement. Licensor has the right, subject t Licensee’s consent (“Approval”), to participate in and control the defense of the claim with counsel of its choice. Licensee will have the right to employ separate counsel in any action and to participate in the defense of that action, but the fees and expenses of that counsel will be at the sole expense of the Licensee unless (i) Licensor, upon or after Approval, failed to assume the defense and diligently prosecute or settle the claim, or (ii) in the reasonable judgment of counsel retained by Licensor to represent Licensor, there exists or develops a conflict that would ethically prohibit counsel to Licensor from representing Licensee. If requested by Licensor upon or after Approval, Licensee will cooperate with Licensor and its counsel in contesting any claim that Licensor elects to contest, including, without limitation, by making any counterclaim against the person or entity asserting the claim or any cross-complaint against any person or entity, in each case only to the extent that any counterclaim or cross-complaint arises from the same actions or facts giving rise to the claim. Licensee will be the sole judge of the acceptability of any compromise or settlement of any claim, litigation, or proceeding in respect of which indemnity may be sought under this Agreement. Licensor will not enter into any settlement or compromise of any claim without Licensee’s consent.

5. COOPERATION. Both Parties will further cooperate to ensure that both Parties enjoy the benefits of all licenses granted under this Agreement.

6. NOTICE AND PAYMENT. All notices, requests, demands, payments, and other communications which are required to be or may be given under this Agreement to a Party by the other Party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (d) upon confirmation of receipt, if by facsimile. Any notice or other communication given hereunder will be addressed to the Licensor, at 200 N. Cobb Parkway, Suite 140, Marietta, GA 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424- 8236, , with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, TN 38103, Fax (901) 579-4979, or to the Licensee, at 25129 Rye Canyon Loop, Valencia, CA 91355, Attention: General Counsel, Fax (661) 362-4712.

7. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement will be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any Party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

8. AGREEMENT BINDING ON SUCCESSORS. The provisions of this Agreement will be binding upon and will inure to the benefit of the Parties, their heirs, administrators, successors, and assigns.

9. ASSIGNABILITY. Neither Party may assign this Agreement or the rights and obligations thereunder to any third party without prior express written approval of the other Party, which consent will not be unreasonably withheld.

10. WAIVER. No waiver by either Party of any default will be deemed as a waiver of any prior or subsequent default of the same of other provisions of this Agreement.

11. SEVERABILITY. If any term, clause, or provision herein is held invalid or unenforceable by a court of competent jurisdiction, such invalidity will not affect the validity or operation of any other term, clause or provision, and such invalid term, clause or provision will be deemed to be severed from this Agreement.

12. INTEGRATION; AMENDMENT. Aside from the Development Agreement and the Other Agreements, this Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their agreement. It will not be modified or amended except in writing signed by the Parties and specifically referring to this Agreement.

13. COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts each of which when executed will be deemed an original, but all of which taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the PARTIES, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand the day indicated.

SURGI-VISON, INC.	ADVANCED BIONICS CORPORATION

By:	By:

/s/ Kimble L. Jenkins	/s/ Todd Whitehurst
Signature	Signature

Kimble L. Jenkins	Todd Whitehurst
Printed Name	Printed Name

President	VP, Emerging Indications
Title	Title

[Signature Page to Technology License Agreement]

EXHIBIT A

Royalty Rate for Licensed Technology,

Royalty payments under this Agreement will be as follows:

(1) If Licensee incorporates Licensed Technology into a deep brain stimulation lead (“Licensed DBS Lead”), Licensee will pay Licensor an 8% royalty of Net Sales for all Licensed DBS Leads sold commercially after FDA approval, for so long as such Licensed DBS Leads incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology, with a minimum royalty payment of [***] per year in each of the first three years in which Licensee sells the Licensed DBS Leads.

(2) Alternatively, if Licensee incorporates Licensed Technology into a DBS implantable pulse generator (“Licensed DBS IPG”) in order to have a system that is MR safe along with the Licensed DBS Lead, Licensee will pay Licensor a 2% royalty of Net Sales for all Licensed DBS Leads and all Licensed DBS IPGs sold commercially after FDA approval, for so long as such Licensed DBS Leads and Licensed DBS IPGs incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology, with a minimum royalty payment of [***] per year in each of the first three years in which Licensee sells the Licensed DBS Leads and Licensed DBS IPGs.

(3) If Licensee incorporates Licensed Technology into any lead-related, non-IPG, product other than a Licensed DBS Lead or Licensed DBS IPG (“Other Licensed Products”), Licensee will pay Licensor a 4% royalty of Net Sales for all Other Licensed Products sold commercially after FDA approval, for so long as such Other Licensed Products incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology.

(4) If Licensee incorporates Licensed Technology into a non-DBS implantable pulse generator (“Licensed Non-DBS IPG”) in order to have a system to sell along with Other Licensed Products, Licensee will pay Licensor a 2% royalty of Net Sales for all Licensed Non-DBS IPGs and all associated Other Licensed Products sold commercially after FDA approval, for so long as such Licensed Non-DBS Leads and Other Licensed Products incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology.

For purposes of this EXHIBIT A, the term “Patent” includes existing and future patents with any and all issued and non-expired reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, but does not include trade secrets or other proprietary technologies that are not expressly claimed by any patent included within the definition of “Patent”.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Execution Version

OMNIBUS AMENDMENT

TO SYSTEM AND LEAD DEVELOPMENT AND TRANSFER AGREEMENT

This OMNIBUS AMENDMENT (this “Amendment”) is dated as of June 30, 2007 and entered into by and between Surgi-Vision, Inc., a Delaware corporation (the “Company”) and Advanced Bionics Corporation, a Delaware corporation (“Bionics”), and is made with reference to (i) that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006 (as so amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between the Company and Bionics, (ii) that certain Multiple Advance Secured Convertible Promissory Note dated as of December 30, 2005 made by the Company and payable to Bionics (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), (iii) that certain License Agreement dated as of December 30, 2005 between the Company and Bionics (as amended, supplemented, or otherwise modified from time to time, the “License Agreement”), and (iv) that certain Security Agreement dated as of December 30, 2005 by and between the Company and Bionics (as amended, supplemented, or otherwise modified from time to time, the “Security Agreement”).

RECITALS

WHEREAS, the Company and Bionics desire to (i) amend the Development Agreement to revise the System Milestones and the Lead Milestones (as those terms are defined in the Development Agreement) and (ii) make certain other amendments as set forth below:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE DEVELOPMENT AGREEMENT

1.1	Defined Terms.

Capitalized terms used in Section 1 of this Amendment without definition shall have the same meanings in Section 1 as set forth in the Development Agreement.

1.2	Amendment to the Background

The third paragraph of the Background is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

“The Company desires to develop for Bionics certain technology (the “Technology”) solely within the field of neuromodulation including, without limitation, a magnetic resonance (“MR”) compatible, MR-safe, and MR-optimized Deep Brain Stimulation (“DBS”) implant system (the “System”) and MR-compatible, MR-safe, and MR-optimized lead that may safely reside within a patient who is placed within an MR-machine (the “Lead”).”

1.3	Amendment to Section 1: Issuance of Note

Section 1 of the Development Agreement is hereby amended by deleting the references to “December 31, 2006” and “March 31, 2007” contained therein and substituting “Amendment Effective Date (as defined in the Omnibus Amendment between the Parties dated as of June 30, 2007)” therefor.

1.4	Amendment to Section : Representations and Warranties of the Company

Section 4.8 of the Development Agreement is hereby amended by adding the following sentence at the end thereof:

“From and after June 30, 2007, the definition of the Existing Intellectual Property shall include that certain License Agreement by and between the Company and JHU entered into on or around December 7, 2006, and all other appendices, addenda, amendments, and agreements related thereto (“Second JHU Agreement”, and together with the JHU Agreement, the “JHU Agreements”).”

1.5	Amendment to Section 7: Company Covenants

A.        Section 7.6 of the Development Agreement is hereby amended by deleting a reference to “JHU Agreement” contained therein and substituting “JHU Agreements” therefor.

B.        Section 7.6 of the Development Agreement is hereby further amended by adding the following sentences at the end thereof:

“Notwithstanding anything to the contrary contained herein. Future Intellectual Property shall not include any Future Intellectual Property relating to the System (and not relating in any way to the Lead) in development of which Bionics has not contributed to the conception or design. In case of doubt, Bionics will make a determination in its sole discretion as to whether any Future Intellectual Property should be categorized as relating to the System or the Lead and whether Bionics contributed to the conception or design of any Future Intellectual Property relating to the System.”

2

1.6	Amendments to Section 8: General Provisions

A.        Section 8.9 of the Development Agreement is hereby amended by deleting the phrase “This Agreement, the Note, the Security Agreement, and the Other Agreements” contained therein and substituting “This Agreement and the Concurrent Agreements” therefor.

B.        Section 8.11 of the Development Agreement is hereby amended by deleting all references to “Loan Agreement” contained therein and substituting “Agreement” therefor.

1.7	Amendments to Section 9: System Development License, and Right of First Refusal

Section 9.2 of the Development Agreement is hereby amended by deleting all references to “JHU Agreement” contained therein and substituting “JHU Agreements” therefor,

1.8	Amendments to Section 10: Lead Development and License

A.        Section 10.1 of the Development Agreement is hereby amended by deleting the first paragraph therefrom in its entirety and substituting the following therefor:

“10.1 Lead Development. Working together with Bionics and subject to Section 10.1(c), the Company will provide Bionics with a fully functional prototype of the Lead and demonstrate the proper functionality of the prototype of the Lead to Bionics in an MRI phantom, animal or cadaver placed within an MRI machine. The Lead prototype must meet the following objectives (the “Lead Requirements”): [***]

B.        Section 10.1 of the Development Agreement is hereby further amended by deleting subsection (b) therefrom in its entirety and substituting the following therefor:

“(b)    Lead Milestones:

(i)

On or before June 30, 2007, the Company will present to Bionics a prototype Lead body that incorporates the Company’s most promising MR/RF safe Lead design. Such prototype Lead body will contain two conductors, be constructed from biocompatible materials, have an outer diameter of not more than .100 inch, and have flexibility characteristics generally similar to a commercially available neuromodulation or neurostimulation Lead body.

(ii)

The Company shall provide consulting and advisory services (including, without limitation, testing and analyzing of the Lead feasibility models and prototypes) to Bionics, for a period of 12 months from the Amendment Effective Date, in connection with Bionics’ effort to develop a MR/RF safe 8-conductor Lead that

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3

meets the biocompatibility, flexibility, diameter, and other requirements that will be necessary for a final product. The Company will make one full-time equivalent employee or consultant available to Bionics during the twelve-month period to provide the consulting and advisory services as requested by Bionics. Specifically, such full-time employee, if not otherwise engaged in other activities for Bionics, shall work on the development of a new generation of a Lead design (as further defined in Section 10.3) in the case the existing Lead designs do not prove to be manufacturable. As compensation for the consulting services provided pursuant to this clause (ii), Bionics shall pay the Company the amount of $125,000 on the Amendment Effective Date. Any Intellectual Property conceived or developed by the Company pursuant to such consulting arrangement shall be subject to the terms of this Agreement. The Company also agrees to use its best efforts to make Messrs. Paul Bottomley and Bill Edelstein available for such consulting arrangement for up to 20 hours per quarter collectively. Bionics shall reimburse the Company for all reasonable, documented out-of-pocket expenses incurred by the Company relating to its consulting arrangement with Bionics. The Company shall be deemed to have achieved and completed the milestone set forth in this clause (ii) upon the expiration of the twelve-month consulting period.

(iii)

Bionics will pay the Company $100,000 after Bionics has successfully completed the first live chronic human implantation of the Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(iv)

Bionics will pay the Company $1,000,000 after Bionics has successfully received FDA approval of MRI-safe labeling of the first Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(v)

Bionics will pay the Company $500,000 after Bionics has successfully received FDA approval of MRI-safe labeling of the second Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction, which $500,000 shall be a prepayment of the future royalty payments by Bionics to the Company solely related to the sale of such second Lead under the License Agreement.

(vi)	The milestones described in the preceding clauses (i) through (v) shall constitute the “Lead Milestones.”

C. Section 10.1 of the Development Agreement is hereby further amended by deleting the first sentence contained in subsection (c) thereof and substituting the following in lieu thereof:

“In the event (i) the Company fails to complete each of the Lead Milestones, other than the Lead Milestone described in Section 10.1(b)(v) above, by December 31, 2012 and (ii) such failure is not the result of Bionics’ failure to reasonably cooperate with the Company in pursuing such Lead Milestones, the Company will be in breach of this Agreement.”

4

D.        Section 10 of the Development Agreement is hereby amended by adding the following Section 10.3:

“10.3 Incentive Payments. For each new generation of a Lead design, Bionics shall pay the Company incentive payments as indicated below. The determination of whether a change in Lead design represents an incremental change or a new generation of design will be decided by Bionics in its sole discretion. Minor changes in design are not a new generation. Substantial changes in design represent a new generation. Different numbers of conductors (e.g., 4-conductor versus 8-conductor) represent different generations.

(i)

Bionics shall pay the Company the amount of $75,000 when the Company delivers each new generation (as determined by Bionics in its sole discretion) of a Lead design with at least 3 crude prototypes and supporting test data evaluating heating in a 1.5 Tesla MRI scanner; provided that during the term of this Agreement Bionics shall not pay more than $250,000 in the aggregate pursuant to this Section 10.3(a). Each payment shall be payable when the Company presents the prototypes and a positive summary report of the testing to Bionics to the reasonable satisfaction of Bionics. [***]. Notwithstanding the foregoing to the contrary, a $100,000 payment will be made to the Company if and when it presents the first [***] as reasonably specified by Bionics and agreed to by the Company and supporting data evaluating in a 1.5 Tesla MRI scanner.

(ii)

No later than ninety days after Bionics delivers to the Company at least 10 (or, at Bionics” discretion at least 5) pre-production Lead prototypes of each new generation [***] to evaluate heating in a 1.5 Tesla MRI scanner, the Company shall complete the testing of such prototypes and present Bionics with a summary report of the testing, in each case to Bionics’ reasonable satisfaction. [***]. Bionics shall pay the Company the amount of $50,000 when the Company tests and submits a report, pursuant to this subsection, each new generation of a Lead design with at least 10 (or, at Bionics’ discretion at least 5) pre-production Lead prototypes provided by Bionics to evaluate heating in a 1.5 Tesla MRI scanner. This sum shall be payable when the Company presents a summary report of the testing to Bionics to the reasonable satisfaction of Bionics. Notwithstanding the foregoing to the contrary, Bionics will pay a sum of $75,000 for completion of the testing of the first [***].

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5

(iii)

No later than ninety days after Bionics delivers to the Company at least 10 final product Leads of each new generation, the Company shall complete the testing of such Leads to evaluate heating in a 1.5 Tesla MRI scanner, present Bionics with a report of testing, and assist Bionics with the preparation of a report for the FDA that includes in-depth discussion of physics underlying principles of operation of MRI safety of the Lead for the purpose of seeking MRI-safe labeling for the final product Lead, in each case to Bionics’ reasonable satisfaction. Bionics shall pay the Company the amount of $75,000 when the Company presents a report of the testing to Bionics to the reasonable satisfaction of Bionics. Final product Leads shall meet [***].

1.9	Amendments to Section 11: Intellectual Property Ownership and Protection

A.        Section 11.1 (a) of the Development Agreement is hereby amended by deleting clause (v) therein.

B.        Section 11.2 of the Development Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following therefor:

“(a) Costs. Bionics will pay all foreign and domestic Patent and Application (as such terms are defined below) prosecution costs and expenses for all Patents and Applications subject to its control as set forth in Section 11.2(b) (“Prosecution Costs”).”

C.        Section 11.2 of the Development Agreement is hereby amended by (1) deleting all references to “JHU Agreement” contained in subsection (b) thereof and substituting “JHU Agreements” therefor, and (2) adding the following sentence at the end of subsection (b):

“The term “Patent” means a currently issued U.S. or foreign patent. The term “Application” means a U.S., PCT or foreign patent application, including provisionals, utilities, designs, national stage filings and any continuations, divisionals, extensions, reissues, reexaminations, continuations in part thereof.”

D.        Section 11.3 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu therefor:

“11.3 Warranty Regarding Third Party Collaborators. The Parties warrant that all individuals, including without limitation employees and consultants, authorized, invited, or otherwise involved by the Parties, their employees, or consultants, to assist in the development of the System or Lead, have or will have a legal obligation to assign, license, or grant an option to license to the relevant Party all their rights to any Intellectual Property related to, arising from, or based on the development of the System or Lead.”

E.        Section 11.4 of the Development Agreement is hereby amended by deleting all references to “JHU Agreement” contained therein and substituting “JHU Agreements” therefor.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

6

F. Section 11.6 of the Development Agreement is hereby amended by adding the following at the end of paragraph (d):

“In addition, notwithstanding the foregoing, Bionics acknowledges and agrees that (i) the Company is permitted to share its Lead information with third parties to develop products for cardiac applications (provided, however, that if such third party is also engaged in the business of developing products for neurological applications, the Company shall ensure that such third party will use the Lead information only in connection with cardiac applications and will not use the Lead information for or with respect to any neuro-related products), (ii) the Company is permitted to share its System information with third parties following the expiration of the Exclusivity Period if the Parties do not execute and deliver the Subsequent System License within the Exclusivity Period, and (iii) in connection with the disclosures contemplated in the preceding clauses (i) and (ii), the Company is permitted to disclose the existence of this Agreement and the scope of any license granted hereunder or pursuant to the License Agreement.”

1.10	Amendments to Exhibit C: System Milestones

Exhibit C to the Development Agreement is hereby amended by (1) deleting the reference to March 31, 2007 contained therein and substituting September 30, 2008 therefor, and (2) deleting reference to June 30, 2007 and substituting December 31, 2008 therefor.

Section 2.        AMENDMENTS TO THE NOTE

Bionics and the Company hereby agree to the amendments to the Note that are reflected in the form of the Amended and Restated Multiple Advance Secured Convertible Promissory Note attached hereto as Exhibit A (the “Amended Note”).

Section 3.         AMENDMENT TO THE LICENSE AGREEMENT

3.1	Defined Terms

Capitalized terms used in Section 3 of this Amendment without definition shall have the same meanings in Section 3 as set forth in the License Agreement,

3.2	Amendment to Section 1: Definitions

Section 1 of the License Agreement is hereby amended by adding the following phrase at the end of paragraph B:

“and under the License Agreement by and between the Licensor and JHU entered into on or around December 7, 2006, and all other appendices, addenda, amendments and agreements related thereto (the “Second JHU Agreement”, and together with the JHU Agreement, the “JHU Agreements”)”

7

3.3	Amendment to Section 2: License

Section 2 of the License Agreement is hereby amended by deleting all references to “JHU Agreement” and substituting “JHU Agreements” therefor.

3.4	Amendment to Section 3: Compensation and Audit

Section 3 of the License Agreement is hereby amended by adding the following new paragraph E:

“E. Licensee agrees that, if required by the JHU Agreements, the packaging containing Licensed Products sold by Licensee, any of its Affiliates or any of its Sublicensees will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each applicable country’s patent laws.”

Section 4.         AMENDMENTS TO THE SECURITY AGREEMENT

4.1	Defined Terms

Capitalized terms used in Section 4 of this Amendment without definition shall have the same meanings in Section 4 as set forth in the Security Agreement.

4.2	Amendments to Section 4: Representations and Warranties

A.        Section 4 of the Security Agreement is hereby amended by amending subsection (g) thereof by deleting the second sentence thereof and substituting the following in lieu therefor:

“Grantor owns, possesses or has legal rights to use all Patents, Trademarks, service marks, trade names, copyrights, know-how, trade secrets, licenses, information and proprietary rights and processes necessary for the Grantor’s business as now conducted and as proposed to be conducted by the Grantor by developing the System and Lead for commercial manufacture, use, lease, importation, and sale including, without limitation, the intellectual property licensed to Grantor under the License Agreement by and between Grantor and the Johns Hopkins University (“JHU”) entered into on or around July 1, 1998 and the License Agreement by and between the Grantor and JHU entered into on or around December 7, 2006, and all other appendices, addenda, amendments, and agreements related thereto (the “JHU Agreements”) (the owned and licensed rights of Grantor, collectively, the “Intellectual Property”), without any conflict with, or infringement of, the rights of others.

B.        Section 4 of the Security Agreement is hereby further amended by amending subsection (g) thereof by adding “Except as set forth on Schedule 10 annexed hereto,” before the fifth sentence.

8

4.3	Amendments to Section 18: Continuing Security Interest; Termination and Release; Assignment

Section 18 of the Security Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting the following therefor:

“Provided an Event of Default has not occurred and is continuing, Secured Party will terminate and release its liens and security interests in all Collateral at the later of (i) payment in full and in cash or conversion in full of the Note Balance on or before July 15, 2008 or (ii) after the Grantor has achieved the first two Lead Milestones (as defined in the Development Agreement) as stated in Sections 10.1(b)(i) and (ii) of the Development Agreement (the “Collateral Release”). For the avoidance of doubt, if both conditions (i) and (ii) above have not occurred on or before August 31, 2008, the foregoing termination and release provision and this Section 18(b) shall be null and void and of no force and effect.

4.4	Amendment to Schedules to Security Agreement

Schedule 10 to Security Agreement is hereby deleted in its entirety and replaced with the new Schedule 10 attached as Exhibit B hereto.

Section 5.         CONDITIONS TO EFFECTIVENESS

Sections 1 through 4 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):

A. On or before the Amendment Effective Date, the Company shall deliver to Bionics the following, each, unless otherwise noted, dated the Amendment Effective Date:

1.         Executed copy of this Amendment;

2.         Executed copy of the Amended Note;

3.         Executed consent from JHU to sublicense to Bionics under the JHU Agreement dated December 7, 2006;

4.        Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the Amendment Effective Date;

5.        A certificate, dated as of the Amendment Effective Date, of its corporate secretary or an assistant secretary, certifying that there have been no changes in its Bylaws from the form of Bylaws previously delivered to Bionics;

6.        Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the Amended Note,

9

certified as of the Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

7.        Signature and incumbency certificates of its officers executing this Amendment and the Amended Note; and

8.        All documents necessary to assign to Bionics all Future Intellectual Property developed from December 30, 2005 and execute all documents necessary to effect that assignment.

B.        On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Bionics shall be satisfactory in form and substance to Bionics, and Bionics shall have received all such counterpart originals or certified copies of such documents Bionics may reasonably request.

Section 6.      COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Bionics to enter into this Amendment and effect the amendment in the manner provided herein, the Company represents and warrants to Bionics that the following statements are true, correct and complete as of the Amendment Effective Date:

A.        Corporate Power and Authority.        The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Development Agreement, the License Agreement and the Security Agreement, each as amended by this Amendment, and the Amended Note (collectively, the “Amended Documents”).

B.        Authorization of Agreements.        The execution and delivery of this Amendment and the Amended Note and the performance of the Amended Documents have been duly authorized by all necessary corporate action on the part of the Company.

C.        No Conflict.        The execution and delivery by the Company of this Amendment and the Amended Note and the performance by the Company of the Amended Documents do not and will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate any provisions of any law or any governmental rule or regulation applicable to the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company, (iv) result in or require the creation or imposition of any lien upon any of the properties or assets of the Company (other than Liens created under any of the Amended Documents in favor of Bionics), or (v) require any approval of the stockholders of the Company, or any approval or consent of any person under any contractual obligation of the Company, which has not already been obtained.

D.        Governmental Consents.        The Company is not required to obtain any approval, consent or authorization from, or provide any notice to, any federal, state or other

10

governmental authority or regulatory body as a condition to the execution and delivery of this Amendment and the Amended Note or the performance by the Company of the Amended Documents.

E.        Binding Obligation. Each of this Amendment and the Amended Note has been duly executed and delivered by the Company and this Amendment and the Amended Documents are the legally valid and binding obligations of the Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.        Incorporation of Representations and Warranties From Development Agreement.        Except as set forth in Schedule 6.F attached hereto, the representations and warranties contained in Sections 4.7, 4.8 and 4.12 of the Development Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 7. MISCELLANEOUS

A.        Reference to and Effect on the Amended Documents.

(i)        On and after the Amendment Effective Date, each reference in the Development Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Development Agreement, and each reference in the Amended Documents to the “Development Agreement”, “thereunder”, “thereof or words of like import referring to the Development Agreement shall mean and be a reference to the Develop Agreement as amended by this Amendment.

(ii)        On and after the Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the Amended Documents to the “Security Agreement”, “thereunder”, “thereof or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment.

(iii)        On and after the Amendment Effective Date, each reference in the License Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the License Agreement, and each reference in the Amended Documents to the “License Agreement”, “thereunder”, “thereof or words of like import referring to the License Agreement shall mean and be a reference to the License Agreement as amended by this Amendment.

(iv)        On and after the Amendment Effective Date, each reference in the Amended Documents to the “Note”, “thereunder”, “thereof or words of like import referring to the Note shall mean and be a reference to the Amended Note.

11

(ii)          Except as specifically amended by this Amendment, the Amended Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Bionics or the Company under, any of the Amended Documents.

B.        Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.        Applicable Law.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D.        Clarification of Scope.        For the avoidance of any doubt whatsoever, Bionics and the Company acknowledge and agree that the terms “neuromodulation” and “neuro- related” (as used in any of the Amended Documents) do not include, and in no event does any license granted to Bionics under the Development Agreement or the License Agreement relate to, cardiac applications.

E.        Counterparts; Effectiveness.        This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 through 4 hereof, the effectiveness of which is governed by Section 5 hereof) shall become effective upon the execution of a counterpart hereof by the Company and Bionics and receipt by the Company and Bionics of written or telephonic notification of such execution and authorization of delivery thereof.

F.        Return of Original Note.        On the Amendment Effective Date, Bionics shall deliver to the Company the original Note for cancellation.

[The remainder of page intentionally left blank.]

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BIONICS:

ADVANCED BIONICS CORPORATION

By:	/s/ Jeffrey H. Greiner
Jeffrey H. Greiner Its: President and Co-Chief Executive Officer

COMPANY:

SURGI- VISION, INC.

By:	/s/ Kimble Jenkins
Kimble L. Jenkins Its: President

S-1

EXHIBIT A

TO OMNIBUS AMENDMENT

[FORM OF AMENDED NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) HAS BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT LENDER’S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND WILL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

AMENDED AND RESTATED MULTIPLE ADVANCE

SECURED CONVERTIBLE PROMISSORY NOTE

Up to $1,500,000	June 30, 2007

1.        Principal. For value received, SURGI-VISION, INC., a Delaware corporation (“Company”), promises to pay to ADVANCED BIONICS CORPORATION, a Delaware corporation (“Lender”), at its office at 25129 Rye Canyon Loop, Valencia, California 91355, or at such other place as Lender may from time to time designate in writing, the principal sum specified on the Schedule of Advances attached to this Note, together with accrued interest from the date of disbursement on the unpaid principal of this Note at the rate set forth in Section 3 hereof. Lender hereby authorizes and directs Company to deliver this Note to Lender’s address set forth at the beginning of this Note. Initially capitalized terms used herein without definition are defined in that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006 and by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between Company and Lender.

2.        Maturity Date. Unless Lender has previously exercised its Conversion Right (as defined below), the unpaid principal balance of this Note (plus any interest, fees, and other amounts owing under this Note) (collectively, the “Note Balance”) is due and payable in full on the Maturity Date. The “Maturity Date” is the earliest of (A) the last day of the Negotiation Period or (B) June 30, 2008, regardless of any extensions of the Negotiation Period that Company and Lender may mutually agree on, or (C) the date of an occurrence of an Event of Default. If the Maturity Date falls on a day that is not a business day, payment of the unpaid principal of this Note must be made on the next succeeding business day and such extension of time will be included in computing any interest in respect of such payment.

3.        Interest Rate.

 (a)           This Note bears simple interest at the rate of 0% per annum on its unpaid principal amount from the Closing Date to five days after the Maturity Date. This Note bears simple interest at the rate of 20% per annum (or the highest rate permitted by law, whichever is less) (the “Default Rate”) on any unpaid principal balance of this Note from five business days after the Maturity Date until the actual date that the entire Note Balance is satisfied (either by (i) Company paying the entire Note Balance in cash, (ii) Lender electing in its sole discretion to convert the entire Note Balance into Conversion Shares (as defined below), or (iii) Lender electing in its sole discretion to convert part of the Note Balance into Conversion Shares and Company paying the entire remaining Note Balance in cash).

 (b)          All payments of principal and interest due under this Note must be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts must be paid by Company. Company will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note. If Company is required by law to deduct any such amounts from or in respect of any principal or interest payment under this Note, then (i) the sum payable to Lender will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Lender receives an amount equal to the sum it would have received had no deductions been made, (ii) Company will make such deductions, and (iii) Company will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Company will pay all stamp and documentary taxes. If, notwithstanding the foregoing, Lender pays such taxes, Company will reimburse Lender for the amount paid. Company will furnish Lender official tax receipts or other evidence of payment of all taxes.

 (c)          Throughout the term of this Note, interest will be calculated on the basis of a 360-day year and will be computed for the actual number of days elapsed in the period for which interest is charged. If any payment of interest to be made by Company under this Note becomes due on a day which is not a business day, such payment must be made on the next succeeding business day and such extension of time will be included in computing the interest due in respect of such payment.

4.        Conversion.

(a)            Conversion at Lender’s Option. At any time beginning on the Maturity Date and ending five business days after Company’s payment in full of the Note Balance, Lender will have the right, in Lender’s sole discretion, to convert this Note, in whole or in part (the “Conversion Right”) into the number of Conversion Shares obtained by the calculations of Section 4(b)(i) or Section 4(b)(ii), as applicable. If Lender exercises the Conversion Right after Company’s payment in full of the Note Balance, Lender will return to Company that part of the Note Balance that Lender is electing to convert to Conversion Shares within five business days of Lender’s receipt of Company’s payment in full of the Note Balance.

“Conversion Shares” means the aggregate number of fully paid and nonassessable shares of the Common Stock of Company, par value $0.01 per share (“Common Stock”) into which Lender has elected to convert all or part of the Note Balance.

(b)          Pricing Terms.

(i)

Conversion Calculation. Except for the circumstances described in Section 4(b)(ii) below, the number of Conversion Shares will be determined by dividing (A) the amount of the Note Balance to be converted by (B) the lesser of (1) the 5% Conversion Price (as defined below) or (II) if Company consummates a sale of any of its equity securities after the Closing Date (for the avoidance of doubt, a “sale” of equity securities will not include equity securities issued pursuant to the acquisition of another entity by Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby Company becomes the owner of more than 50% of the voting power of such entity, equity securities issued pursuant to the conversion or exercise of any convertible securities, options or warrants, or equity securities (including derivatives) granted, issued or issuable to employees, officers, directors or consultants pursuant to plans or agreements approved by Company’s board of directors), whether in a single or multiple closings or financings, the average price per share paid for such securities by the purchasers thereof. The term “5% Conversion Price” means, as of a given date, the price per share determined by dividing $1,500,000 by 5% of Company’s Fully Diluted Shares (as defined below). The term “Fully Diluted Shares” means, as of a given date, the total number of shares of Common Stock (a) issued and outstanding, (b) issuable upon the exercise of any and all outstanding options, warrants and rights to acquire shares of Common Stock, or upon the conversion of any and all outstanding securities convertible into shares of Common Stock, whether then vested, exercisable or convertible, and (c) authorized and issuable by the Company under any stock option or other equity compensation plan approved by the Company’s board of directors other than those shares subject to outstanding options, warrants or other similar rights described in the preceding clause (b).

(ii)

If (a) an Event of Default has occurred and is continuing or (b) the Company, in its sole discretion, prepays all or any portion of the Note Balance prior to the Maturity Date pursuant to Section 6 hereof or (c) the Company grants the consent pursuant to Section 10(c) hereof, the number of Conversion Shares will be determined by dividing (A) the amount of the Note Balance to be converted by (B) the lesser of (I) the 10% Conversion Price (as defined below) or (II) if Company consummates a sale of any of its equity securities after the Closing Date (for the avoidance of doubt, a “sale” of equity securities will not include equity securities issued pursuant to the acquisition of another entity by Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby Company becomes the owner of more than 50% of the voting power of such entity, equity securities issued pursuant to the conversion or exercise of any convertible securities, options or warrants, or equity securities (including derivatives) granted, issued or issuable to employees, officers, directors or consultants pursuant to plans or agreements approved by Company’s board of directors), whether in a single or multiple closings or financings, the average price per share paid for such securities by the purchasers thereof. The term “10% Conversion Price” means, as of a given date, the price per share determined by dividing $1,500,000 by 10% of Company’s Fully Diluted Shares.

(iii)

Warrant. If, upon Lender’s exercise of its Conversion Right pursuant to Section 4(b)(i), Company and Lender have not executed and delivered the Subsequent System License, in addition to the number of Conversion Shares obtained by the calculation set forth in Section 4(b)(i) above, Lender will receive from the Company a warrant, in substantially the form attached hereto as Exhibit.A (the “Warrant”), to purchase the number of shares of Common Stock equal to the difference, if positive, between (A) the amount determined by dividing (I) the amount of the Note Balance converted pursuant to Section 4(b)(i) by (II) the 10% Conversion Price, minus (B) the number of Conversion Shares obtained by the calculation set forth in Section 4(b)(i) above. Such Warrant shall become exercisable if (A) Company and Lender have not executed and delivered the Subsequent System License on or before the last day of the Negotiation Period or (B) an Event of Default has occurred and is continuing prior to the last day of the Negotiation Period.

(iv)

Full Conversion. Reference in the Development Agreement, this Note and/or any of the other Concurrent Documents to the “conversion of the Note Balance” or words of like import shall mean and be a reference to Lender’s receipt of (A) the number of Conversion Shares obtained by the calculation set forth in Sections 4(b)(i) or 4(b)(ii), as applicable, and (B) if applicable, the Warrant, For the avoidance of doubt, reference in the Development Agreement, this Note and/or any of the other Concurrent Documents to the “conversion of the Note Balance” or words of like import shall not mean or include Lender’s exercise of all or any portion of the Warrant.

(c)          Conversion Procedure.

(i)

In order to convert all or any part of the Note Balance, Lender will deliver to Company a written notice stating (A) that Lender has elected to convert all or part of the Note Balance and (B) the amount of the Note Balance to be converted (the “Conversion Notice”).

(ii)	Within five business days after receipt of the Conversion Notice, Company will deliver to Lender a certificate for the number of Conversion

Shares issuable upon the conversion; provided that Company will not issue any fractional Conversion Shares. In lieu of Company issuing any fractional shares to Lender or its designees upon conversion, Company will pay to Lender the unconverted amount of the Note Balance specified in the Conversion Notice, such payment to be in the form of a wire transfer or check payable to Lender. Each conversion will be deemed to have been effected immediately before the close of business on the date on which this Note is given to the Company pursuant to Section 14 of this Note. Upon conversion of the entire Note Balance, Company will be forever released from all its obligations and liabilities under this Note.

 (d)          Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or by any other means, appropriate adjustment will be made by Company and Lender to the price at which Conversion Shares are issued and the other provisions of this Note, as may be required, so that the rights and privileges granted hereby will continue with respect to the Conversion Shares as so changed.

 (e)          Access and Information. Subject to the confidentiality provisions in the Development Agreement, Company will afford to Lender and its accountants, counsel and other representatives full access, upon reasonable request, upon reasonable prior notice and during normal business hours, to all of Company’s properties, books, accounts, records, contracts, and personnel and, Company will, and will cause its accountants, counsel and other representatives to furnish promptly to Lender and its representatives all information concerning Company’s business, properties and personnel, in each case as Lender or its representatives reasonably requests for the purpose of evaluating the merits and risks of an investment in Conversion Shares in the event Lender may desire to exercise its Conversion Right; provided, however, that Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between Company and its counsel.

 (f)          Conversion Shares.    Until such time as the Conversion Shares are registered under the Securities Act of 1933, Company will instruct its transfer agent to enter stop transfer orders with respect to such shares and the certificates representing such shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, DISTRIBUTED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE, AND IF AN EXEMPTION IS AVAILABLE, THE COMPANY RECEIVES AN OPINION OF COUNSEL AT THE HOLDER’S SOLE COST AND EXPENSE STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE,

HYPOTHECATION, DISTRIBUTION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OTHER LAWS. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND HIS SUCCESSORS AND ASSIGNS,”

5.        Schedule of Advances. Lender will, and is hereby authorized by Company to, note on the Schedule of Advances annexed to this Note and constituting a part of this Note, the date and amount of each advance, payment or prepayment of all or any portion of the principal sum. Absent manifest error, such notations are conclusive and binding as to the aggregate unpaid principal sum and all other information; provided, however, the failure of Lender to make such a notation will not limit or otherwise affect the obligation of Company to repay the outstanding principal amount or any interest accrued or accruing thereon or any other amount payable by Company to Lender hereunder.

6.        Prepayment Prior to the Maturity Date, Company, in its sole discretion, may prepay all or any portion of the Note Balance at any time, provided that (i) Company will give Lender not less than a 30-day prior written notice of its intention to prepay an amount specified in such notice on the date set forth in the notice, and (ii) notwithstanding any provision hereof to the contrary, Lender will have the right before the anticipated prepayment date set forth in the notice to exercise its Conversion Right, under the pricing terms contained in Section 4(b)(ii) of the Note, to convert all or part of the amount to be prepaid into Conversion Shares, in which case the prepayment notice will have no further force or effect regarding the amount to be converted.

7.        Lawful Money. Principal and interest are payable in lawful money of the United States of America,

8.        Applications of Payments; Late Charges.

 (a)          Payments received by Lender hereunder will be applied first to costs and expenses, then to interest and finally to principal unless Lender elects otherwise in its sole discretion.

 (b)          If any payment of principal or interest is not paid when due, such late payment will bear interest at the Default Rate from the day such payment was due until it is paid. In addition, if any payment is five or more days overdue, Lender will have the option to assess a late charge of $0.03 cents for each dollar so overdue. In connection therewith, Company and Lender agree as follows:

(i)

Because of such late payment, Lender will incur certain costs and expenses including, without limitation, administrative costs, collection costs, loss of interest, and other direct and indirect costs in an uncertain amount;

(ii)	It would be impractical or extremely difficult to fix the exact amount of such costs in such event;

(iii)	The late charge is a reasonable and good faith estimate of such costs; and

(iv)

Such late charge will constitute liquidated damages caused by such failure to make a payment of interest or principal when due but only to the extent such late charge is assessed by Lender, paid by Company and accepted by Lender and only upon the condition that such failure is completely cured concurrently with such payment.

The application of the Default Rate or the assessment of a late charge to any such late payment as described in this Section 8(b) will not be interpreted or deemed to extend the period for payment or otherwise limit any of Lender’s remedies under this Note, the Security Agreement, the Development Agreement, or the License Agreement.

9.        Security. This Note is a secured obligation of Company as set forth in the Security Agreement dated as of December 30, 2005, as amended by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by and between Company and Lender.

10.        Covenants of Company.

 (a)          Use of Loan Proceeds. Company covenants and agrees that it will use the proceeds of this Note only (i) to pay the second installment in the amount of $124,052.60 (including accrued interest, fees, and related amounts) due on December 1, 2005, and the third installment in the amount of $120,355.03 (including accrued interest, fees, and related amounts) due on March 1, 2006, under that certain promissory note made by the Company in favor of Trust One Bank of 1715 Aaron Brenner Dr., Memphis, Tennessee 38120 in the principal amount of $690,000 due December 1, 2006 (the “Trust One Bank Note”), (ii) to pay direct costs and expenses associated with the development of the System and/or the Lead and (iii) to pay to Bass, Berry & Sims, PLC and Myers Bigel Sibley & Sajovec an aggregate amount no greater than $40,000 to cover Company’s actual costs and expenses associated with the negotiation and documentation of this Note, the Security Agreement, the Development Agreement, the License Agreement and the Other Agreements. Company acknowledges that some costs and expenses incurred by Company, such as salaries and consulting fees, may relate both to the development of the System and/or the Lead and to other activities of Company. With respect to such costs and expenses, Company will determine, subject to Lender’s approval, which will not be unreasonably withheld, which percentage of the cost or expense is associated with the development of the System and/or the Lead, for which Company will be permitted to use proceeds of this Note, and which percentage is associated with other activities of Company, for which Company will not be permitted to use proceeds of this Note.

 (b)          No Senior Debt. So long as this Note is outstanding, Company will not incur on or after the Closing Date any indebtedness for borrowed money that is not expressly subordinated to this Note, without the prior written consent of Lender. For the avoidance of doubt, the phrase “indebtedness for borrowed money” will not include ordinary-course obligations to trade creditors.

(c)            No Liens or Encumbrances. So long as this Note is outstanding, without the prior written consent of Lender, Company will not (a) pledge or otherwise encumber or permit the encumbrance of any of its assets, including the Collateral (as defined in the Security Agreement); (b) merge or consolidate with any entity, or dissolve; (c) declare, make or pay any distribution or dividend to its stockholders; (d) sell, lease or otherwise dispose of all or any substantial portion of its assets; or (e) engage in any business other than that in which it is presently engaged. Lender may grant or withhold its consent in its sole discretion. Any grant of that consent will give the Lender the right to exercise the Conversion Right for all or any part of the Note Balance under the pricing terms contained in Section 4(b)(ii). For the avoidance of doubt, this Section 10(c) shall not apply with respect to any license and/or sublicense to any of the Intellectual Property Collateral (as defined in the Security Agreement) if such license and/or sublicense is not inconsistent with the terms of the Development Agreement or License Agreement.

11.	Defaults and Remedies.

(a)            Events of Default. Each of the following events constitutes an event of default (“Event of Default”):

(i)

if any representation or warranty made by Company in this Note, the Security Agreement, the Development Agreement, the License Agreement or in any report, certificate, financial statement or other instrument furnished in connection with this Note, is false, inaccurate or misleading in any material respect when made or when deemed made hereunder.

(ii)	any default in the payment of any principal or interest under this Note within five days after date when due hereunder, whether upon the Maturity Date or by acceleration or otherwise;

(iii)

any default by Company in the prompt and complete fulfillment of any of its covenants and obligations under this Note, the Security Agreement, the Development Agreement, the License Agreement, or any and all other agreements and documents executed and delivered in connection herewith or therewith (the “Other Agreements”) (other than those covenants and obligations referred to in clause (ii) above or clause (vi) below), if such default is not remedied within 15 days after an officer of Company becomes aware of the factual circumstances giving rise to such default;

(iv)

if Company: (A) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admits in writing its inability to pay its debts as they mature, (C) makes a general assignment for the benefit of creditors, (D) is adjudicated as bankrupt or insolvent or is the subject of an order for relief under Title 11 of the United States Code, or any successor thereto, or (E) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, moratorium, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) takes or permits to be taken any action in furtherance of or for purpose of effecting any of the foregoing;

(v)

if any order, judgment or decree will be entered, without the application, approval or consent of Company, by any court of competent jurisdiction, approving a petition seeking reorganization of Company, or appointing a receiver, trustee, custodian or liquidator of Company, or of all or any substantial part of its assets, and such order, judgment or decree will continue unstayed and in effect for any period of 60 days;

(vi)	if the Company fails to meet, by the required date, any System Milestone or Lead Milestone, which failure is not remedied within 15 days following Lender’s written notice to Company; or

(vii)

in the event Lender reasonably believes that Company will be unable to perform its obligations under this Note, Lender may request in writing reasonable assurances of further performance from Company. If, within 15 days from such written request, Company fails to give such assurances reasonably showing its ability to perform, Lender may declare an Event of Default, For avoidance of doubt, Lender’s reasonable belief of Company’s inability to perform its obligations under this Note must be based on a fact or circumstance that occurs or changes after the date of this Note and results in a material adverse effect upon the Company’s financial condition. The foregoing is without any derogation of rights under applicable law to demand further assurances and address anticipatory breaches.

(b)            Remedies.

(i)

Upon the occurrence of any Event of Default, and at all times thereafter during the continuance of an Event of Default: (a) this Note will, in Lender’s sole discretion and upon Lender’s written notice to Company, become immediately due and payable, as to principal and interest, without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived, anything contained herein or in this Note to the contrary notwithstanding (except in the case of any event described in Sections ll(a)(iv) and (v) of this Note, the occurrence of which will automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing default or Event of Default which may be inconsistent with such automatic acceleration), (b) Lender may file suit against Company on this Note and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or in equity); and (c) Lender will have the right to seek to exercise any and all remedies as it may determine in its discretion (without any requirement of marshalling of assets, or other such requirement) that may be available at law or in equity.

(ii)

Lender’s rights, remedies and powers, as provided in this Note and the Security Agreement are cumulative and concurrent and may be pursued singly, successively or together against this Company, the Collateral (as defined in the Security Agreement) and any other security given at any time to secure the payment of this Note, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole discretion. Failure of Lender at any one time, for a period of time or on more than one occasion, to exercise any of its rights or remedies hereunder or at law or in equity will not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective.

(iii)

If any suit or action is instituted or attorneys are employed to enforce any of the obligations of this Note, the non-prevailing party hereby promises and agrees to pay all reasonable costs, including reasonable attorneys’ fees and court costs incurred by the prevailing party.

12.        Subordination.    Lender and Company agree and acknowledge that the indebtedness evidenced by this Note is neither subordinate nor subject in right of payment to any other indebtedness issued to third parties.

13.        Interest Rate Limitation.    It is the intent of Company and Lender in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of the usury laws of the State of California. In the event that, for any reason, it should be determined that the California usury law is applicable to the Loan, Lender and Company stipulate and agree that none of the terms and provisions contained herein or in any of the other Credit Documents will ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any holder of this Note collects monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate will, at the option of Lender, be credit.

14.        Notices.    All notices, requests, demands and other communications which are required to be or may be given under this Note to a party by the other party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (d) upon confirmation of receipt, if by facsimile. Any notice or other communication given hereunder will be addressed to the Company, at 200 N. Cobb Parkway, Suite 140, Marietta, Georgia 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424-8236, with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, Tennessee 38103, Fax (901) 579-4979, , or to Lender at the address indicated at the beginning of this document, Attention: General Counsel, Fax (661) 362-4712.

15.        Counterparts.  This Note may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

16.        Headings.    All headings are inserted for convenience of reference only and will not affect the meaning or interpretation of any such provisions or of this Note, taken as an entirety.

17.        Severability.    If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Note to be invalid or unenforceable, such holding will in no way affect the validity of the remainder of this Note.

18.        Changes, Waivers, Etc.  Neither this Note nor any provision of this Note may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either Lender or Company of a breach of any provision of this Note will not operate, or be construed, as a waiver of any subsequent breach by that same party.

19.        Governing Law.    This Note will be governed by and construed in accordance with the laws of the State of California. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Note will be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Note or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

20.        Entire Agreement.    This Note, the Security Agreement, the Development Agreement, the License Agreement and the Other Agreements set forth the entire agreement and understanding between Lender and Company as to this subject matter and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

21.        Further Assurances. Lender and Company agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Note.

22.        Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note, This Note is non-negotiable. Neither Company nor Lender may assign or otherwise transfer this Note without the prior written consent of the other party.

23.        Relationship of Parties.  In all matters relating to this Note, no party will have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Note is intended to create or constitute a joint venture or a partnership between the parties hereto.

24.        Amendment and Restatement.    This Note constitutes an amendment and restatement of that certain Multiple Advance Secured Convertible Promissory Note dated December 30, 2005, made by Company in favor of Lender in the maximum principal amount of $1,500,000, and replaces and supersedes such promissory note in all respects.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF,	Company has signed this Note and delivered this Note to Lender as of the date first written above.

COMPANY:	SURGI- VISION, INC., a Delaware corporation
By:
Name:
Title:

S-1

SCHEDULE OF ADVANCES

Date	Amount of Principal Advanced	Unpaid Principal Balance	Amount Paid	Notation Made By
01/04/06	$250,000	$250,000	—	Initial Advance

01/31/06	$250,000	$500,000	—

06/30/06	$250,000	$750,000	—

09/30/06	$250,000	$1,000,000	—

07/ /07	$500,000	$1,500,000	—

EXHIBIT A

TO AMENDED AND RESTATED MULTIPLE ADVANCE SECURED CONVERTIBLE

PROMISSORY NOTE

[FORM OF WARRANT]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                     , 200

SURGI-VISION, INC.

STOCK PURCHASE WARRANT

This Warrant is issued as of this              day of                      200    , by SURGI-VISION, INC., a Delaware corporation (the “Company”), to ADVANCED BIONICS CORPORATION, a Delaware corporation (the “Holder”).

1.        Issuance of Warrant; Term; Price.

    (a)        Issuance.    This Warrant is issued pursuant to Section 4(b)(iii) of that certain Amended and Restated Multiple Advance Secured Convertible Promissory Note dated as of June 30, 2007, payable to the Holder by the Company (together with any and all replacements and renewals thereof, the “Note”). Reference also is made to that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006 and by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between the Company and the Holder. Capitalized terms used herein without definition will have the meanings ascribed to such terms in the Development Agreement.

    (b)         Shares Issuable upon Exercise. The Company hereby grants to the Holder the right to purchase, upon the terms hereof and at the Warrant Price (as defined below), [                    ] shares of common stock (“Common Stock”) of the Company, subject to adjustment as set forth in Section 2 below (the “Warrant Shares”). [Note: The initial number of Warrant Shares will be determined according to the calculation set forth in Section 4(b)(iii)of the Note.]

1

(c)        Term.  This Warrant shall not be exercisable by the Holder unless (A) the Company and the Holder have not executed and delivered the Subsequent System License on or before the last day of the Negotiation Period or (B) at any time prior to the last day of the Negotiation Period, an Event of Default has occurred and is continuing (the ‘Trigger Date”). If the Company and the Holder have executed and delivered the Subsequent System License on or before the Trigger Date, this Warrant shall expire automatically and become null and void. If the Company and the Holder have not executed and delivered the Subsequent System License on or before the Trigger Date, the Holder may exercise this Warrant at any time after the Trigger Date until 5:00 p.m. (Eastern Time) on the fifth business day following the Trigger Date, at which time this Warrant shall expire automatically and become null and void.

(d)        Exercise Price.    The exercise price (the “Warrant Price”) per share for which all or any of the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be equal to $0.01.

2.        Adjustment of Number and Kind of Shares.  The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows:

(a)        Dividends in Stock Adjustment.    In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefore, the amount of such other or additional securities or other property (other than cash) of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2(a), Section 2(b) and Section 2(c).

(b)        Reclassification or Reorganization Adjustment.        In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company on or after the date hereof, the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a) and Section 2(c).

2

(c)        Stock Splits and Reverse Stock Splits.  If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

3.        No Fractional Shares.    No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder.

4.        No Stockholder Rights.  This Warrant as such shall not entitle the Holder to any of the rights of a stockholder of the Company until the Holder has exercised this Warrant in accordance with Section 6 hereof.

5.        Reservation of Stock.    The Company covenants that during the term of this Warrant, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

6.        Exercise of Warrant.  This Warrant may be exercised by the Holder, during the term of this Warrant as provided in Section 1(c) above, by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price of the shares purchased thereby. Notwithstanding any provision of the Development Agreement to the contrary, the Holder shall be entitled to offset against any amount owing to the Company under the Development Agreement the Warrant Price of any shares purchased by the Holder upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of the Warrant Shares as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the Holder a certificate or certificates for the number of Warrant Shares issuable upon such exercise. The Warrant Shares issuable upon exercise of this Warrant shall, upon their issuance, be fully paid and nonassessable.

7.        Certificate of Adjustment.    Whenever the number or type of securities issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

8.        No Limitation on Corporate Action.  No provisions of this Warrant and no right granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, to transfer all or any part of its property or assets, or to exercise any other corporate rights and powers.

3

9.        Assignment of Warrant.    The Holder may not assign or transfer this Warrant without the prior written consent of the Company. Any purported assignment or transfer of this Warrant in violation of this Section 9 shall be void abs initio.

10.      Restrictive Legends.  To the extent applicable, each certificate evidencing any of the Warrant Shares shall be endorsed with the legends set forth below, and Holder covenants that, except to the extent such restrictions are waived by the Company, Holder shall not transfer the Warrant Shares without complying with the restrictions on transfer described in such legends:

   (a)    The following legend under the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, DISTRIBUTED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE, AND IF AN EXEMPTION IS AVAILABLE, THE COMPANY RECEIVES AN OPINION OF COUNSEL AT THE HOLDER’S SOLE COST AND EXPENSE STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, DISTRIBUTION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OTHER LAWS. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND ITS SUCCESSORS AND PERMITTED ASSIGNS.”

   (d)        If required by the authorities of any state in connection with the issuance or sale of the Warrant Shares, the legend required by such state authority.

11.        Replacement of Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant, and on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, the Company will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

12.        Miscellaneous.    This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

13.        Notices.    All notices, requests, demands and other communications which are required to be or may be given under this Warrant to a party by the other party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express, UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class

4

mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, or (d) upon confirmation of receipt if by facsimile. Any notice or other communication given hereunder will be addressed (x) to the Company at 200 N. Cobb Parkway, Suite 140, Marietta, Georgia 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424-8236, with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, Tennessee 38103, Fax (901) 579-4979, or (y) to the Holder at 25129 Rye Canyon Loop, Valencia, California 91355, Attention: General Counsel, Fax (661) 362-4712, or at such other address as one party shall have notified the other party hereto by notice given in conformity with this Section 13.

14.        Taxes.    The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of the Holder) that may be imposed in respect of the issuance or delivery of the Warrant Shares or any portion thereof.

15.        Amendment: Waiver.  Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

16.        Representations by Holder.  The Holder represents and warrants to the Company, as of the date hereof and as of the date of any exercise of this Warrant, that (a) the Holder is acquiring this Warrant and the Warrant Shares for its own account, for investment purposes, and not with a present view either to sell, distribute or transfer, or to offer for sale, distribution or transfer, this Warrant or the Warrant Shares, (b) the Holder is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s investment and has the ability to suffer the total loss of such investment, and (c) the Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

SURGI- VISION, INC.

By:

Name:

Title:

AGREED TO AND ACCEPTED BY:

ADVANCED BIONICS CORPORATION

By:

Name:

Title:

5

NOTICE OF EXERCISE

To:    Surgi-Vision, Inc.

The undersigned hereby elects to purchase                                          “Warrant Shares” pursuant to the provisions of Section 6 of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full. In exercising the attached Warrant, the undersigned hereby confirms and acknowledges its representations and warranties set forth in Section 16 of the attached Warrant.

ADVANCED BIONICS CORPORATION

By:

Name:

Title:

Date:

EXHIBIT B

TO OMNIBUS AMENDMENT

SCHEDULE 10

TO THE SECURITY AGREEMENT

U.S. Copyright Registrations:

Title                 Registration No.       Date of Issue   Registered Owner

None

Foreign Copyright Registrations:

Country            Title    Registration No.       Date of Issue

None

Pending U.S. Copyright Registration Applications:

Title    Appl. No.      Date of Application    Copyright Claimant

None

Pending Foreign Copyright Registration Applications:

Country            Title   Appl. No.      Date of Application

None

The Grantor has granted Secured Party certain licenses to the Intellectual Property pursuant to the Concurrent Agreements.

The Grantor is a party to the JHU Agreements.

Pursuant to the JHU Agreements, JHU has the retained right to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal, non-commercial purposes “Licensed Products” and “Licensed Services” (as such terms are defined in the JHU Agreements).

Patents supported by federal funding are subject to the rights, conditions and limitations imposed by U.S. law.

The Grantor is a party to an option agreement with JHU. Pursuant to that option agreement, the Grantor has notified JHU that the Grantor will exercise its option on a “Microcapsule” patent application that was filed in May 2007. Such patent application is not related to the Lead or the System.

The Grantor is a party to an assignment agreement with [***] for [***].

The Grantor has a pending research collaboration/sponsorship agreement with UCSF.

The Grantor has a pending sponsorship agreement with the University of Utah and Dr. Marrouche (with an option for an exclusive license for any intellectual property arising from the sponsored work). Such intellectual property would not be related to the Lead or the System.

The Grantor has filed on a JHU case (funded by the Grantor) that has not yet been formally licensed from JHU. The case is directed to embolic procedures and is not related to the Lead or the System.

The Grantor is a party to various consulting agreements that include options/licenses/assignments of or to intellectual property or conceived ideas.

The Grantor knows of a third-party attempt to invoke an interference against U.S. 6,904,307.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2

SCHEDULE 6.F

TO OMNIBUS AMENDMENT

1.          With reference to the second sentence of Section 4.8 of the Development Agreement, the disclosure set forth in Schedule 4.8 to the Development Agreement is replaced and superseded by the following disclosure:

The Company has granted Bionics certain licenses to the Existing Intellectual Property pursuant to this Agreement and the Concurrent Agreements.

The Company is a party to the JHU Agreements.

Pursuant to the JHU Agreements, JHU has the retained right to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal, non-commercial purposes “Licensed Products” and “Licensed Services” (as such terms are defined in the JHU Agreements).

Patents supported by federal funding are subject to the rights, conditions and limitations imposed by U.S. law.

2.          With reference to the fourth sentence of Section 4.8 of the Development Agreement, the Company knows of a third-party attempt to invoke an interference against U.S. 6,904,307.

OMNIBUS AMENDMENT #2

TO SYSTEM AND LEAD DEVELOPMENT AND TRANSFER AGREEMENT

This AMENDMENT (this “Amendment”) is dated as of March 19, 2008 and entered into by and between Surgi-Vision, Inc., a Delaware corporation (the “Company”) and Boston Scientific Neuromodulation Corporation (formerly known as Advanced Bionics Corporation), a Delaware corporation (“Bionics”), and is made with reference to (i) that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006, as further amended by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between the Company and Bionics, and (ii) that certain Technology License Agreement dated as of December 30, 2005, as amended by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, supplemented or otherwise modified from time to time, the “License Agreement”), by and between the Company and Bionics.

RECITALS

WHEREAS, the Company and Cardiac Pacemakers, Inc. (“CPI”), a wholly-owned indirect subsidiary of Boston Scientific Corporation and an affiliate of Bionics have, concurrent with this Amendment, entered into a Technology License Agreement (the “CPI License Agreement”) and a Development Agreement (the “CPI Development Agreement”) (collectively, the CPI License Agreement and the CPI Development Agreement are referred to as the “CPI Agreements”), which contain, among other things, certain provisions regarding Intellectual Property ownership, patent prosecution, enforcement and confidentiality;

WHEREAS, the Company and Bionics desire to amend the Development Agreement to be consistent with such Intellectual Property ownership, patent prosecution, enforcement and confidentiality provisions contained in the CPI Agreements; and

WHEREAS, the Company and Bionics desire to amend the License Agreement to reconcile the compensation provisions contained therein with those in the CPI License Agreement:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.        AMENDMENTS TO THE DEVELOPMENT AGREEMENT

1.1	Defined Terms.

Capitalized terms used in this Amendment without definition shall have the same meanings as set forth in the Development Agreement.

1

1.2	Amendments to Section 11: Intellectual Property Ownership and Protection.

A.        Section 11.1 (a) of the Development Agreement is hereby amended by deleting the last sentence of such Section in its entirety and substituting the following in lieu thereof:

“Notwithstanding any of the foregoing to the contrary, any Shared Future Intellectual Property shall be solely owned by CPI and Bionics. Bionics hereby grants to the Company an exclusive, fully paid, worldwide license, with right to sublicense, (a) under the Shared Future Intellectual Property for use within the SVI Grant-Back Field (as that term is defined in the CPI Development Agreement), to make, use, import, lease, and sell any system, method, or apparatus, and (b) under all Non-Shared Future Intellectual Property for use outside the field of neuromodulation, to make, use, import, lease, and sell any system, method, or apparatus. The term “Shared Future Intellectual Property” means any Future Intellectual Property that constitutes Development IP (as that term is defined in the CPI Development Agreement). The term “Non-Shared Future Intellectual Property” means any transferred Future Intellectual Property that does not constitute Development IP (as that term is defined in the CPI Development Agreement).

B.        Section 11.1 (b) of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

(b) Intellectual Property Re-transfer and Cross-License. Bionics hereby agrees to assign and transfer to the Company joint ownership for all countries in and to any transferred Non-Shared Future Intellectual Property promptly after the Loan Satisfaction Date (“Re-Transfer”). Upon Re-Transfer, the Non-Shared Future Intellectual Property will become Intellectual Property that is jointly owned by the Parties (“Joint Intellectual Property”). Effective immediately upon the date of Re-Transfer, (i) the Company hereby grants to Bionics an exclusive, fully paid, non-transferable, perpetual worldwide license under the Joint Intellectual Property within the field of neuromodulation, with right to sublicense, to make, use, import, lease, and sell any system, method, or apparatus thereunder, and (ii) Bionics hereby grants to the Company an exclusive, fully paid, non-transferable, perpetual worldwide license under the Joint Intellectual Property outside the field of neuromodulation (but subject to CPI’s exclusivity as set forth in the CPI Agreements), with right to sublicense, to make, use, import, lease, and sell any system, method, or apparatus thereunder.

1.3	Amendment to Section 11.2: Patent Prosecution.

  A.        Section 11.2 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

11.2	Patent Prosecution.

(a) Costs. Bionics and its Affiliates will pay all Patent Prosecution costs and expenses for all Patents subject to their sole control, as set forth in Section 11.2(b) below (“Prosecution Costs”). The term “Patent” means all classes or types of patents, design patents, utility patents, including issued patents, published and non-published patent applications

2

(including inventors’ certificates and utility models) in any country or jurisdiction or under any treaty, including all originals, provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition and foreign counterparts, as well as industrial design registrations. The term “Prosecution” means prosecution of any proceeding in the United States Patent and Trademark Office or in any other registration authority in any country, including regarding any application (whether ex parte or inter partes), including interference, reexamination and reissue. The terms “Affiliate” and “Affiliates” have the meanings ascribed thereto in the CPI Agreements.

(b)        Intellectual Property Protection.    Bionics and its Affiliates will jointly control the Prosecution of all Patents included in the Bionics Controlled IP, each at its own expense and with legal counsel of its own choice, and will take such other legal steps as Bionics and its Affiliates will determine in their sole discretion to be necessary to protect their rights for all Bionics Controlled IP. For the avoidance of doubt, neither Bionics nor its Affiliates will be obligated to pay any Prosecution Costs to protect any Intellectual Property if they determine, in their sole discretion, that those Prosecution Costs outweigh the likely benefits to Bionics or such Affiliate. The term “Bionics Controlled IP” means all Existing Intellectual Property, Joint Intellectual Property and Future Intellectual Property, except any Existing Intellectual Property that relates to the System.

(c)        Company Cooperation.        The Company will cooperate with Bionics and its Affiliates in filing, Prosecuting and maintaining Patents and taking such other legal steps as set forth in this Section 11.2 and will execute and deliver any documents and instruments in connection therewith which Bionics or its Affiliates may request at no additional cost or expense to Bionics or such Affiliate.

(d)        Company Inspection and Intervention. The Company will have the right upon reasonable notice and reasonable request to inspect, at the Company’s sole expense and discretion, the Prosecution documents and strategy of Bionics and its Affiliates with respect to any Bionics Controlled IP that does not constitute Shared Future Intellectual Property. The Parties agree that such information constitutes Confidential Information of Bionics and its Affiliates, and that the disclosure of such information is not intended to constitute a waiver of any privilege, including attorney-client privilege. Bionics (or its applicable Affiliate) will provide written notice to the Company prior to abandoning any patent application or issued Patent that is part of the Bionics Controlled IP. If the Company desires to file and Prosecute any patent application, or to pay maintenance fees or annuities to maintain any issued Patent, in any country that Bionics or its Affiliates determined was not worthwhile to protect Bionics’ or such Affiliates’ rights, the Company may provide Bionics with a reasonable written request to file and Prosecute or maintain such Patent (“Prosecution Request”). Bionics will have thirty (30) days to fulfill the Prosecution Request. If Bionics (or one of its Affiliates) fails to complete the Prosecution Request within thirty (30) days of receiving the Prosecution Request, then (i) the Company may independently file and Prosecute the patent application or maintain the issued Patent that was the subject of the Prosecution Request, (ii) the Company will bear all Prosecution Costs and will control the remainder of the Prosecution for such patent application or the maintenance of such issued Patent, and (iii) with respect to a Prosecution involving any Future Intellectual Property or Joint Intellectual Property, Bionics and its Affiliates will have the right

3

(but not the obligation) to participate in an advisory capacity in such Prosecution. The Parties acknowledge and agree that any action by the Company pursuant to this Section 11.2(d) will not confer or convey any ownership rights in the subject Patent to the Company, and will not otherwise adversely affect any of Bionics’ or its Affiliates’ rights in same.

1.4	Amendment to Section 11.4: Infringement.

  A.        Section 11.4 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

11.4	Infringement.

(a)        Notice of Infringement.  If either Party learns of any actual, alleged or threatened Infringement of any Bionics Controlled IP by a Third Party, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such Infringement. The term “Infringe” means (as applicable, depending on the context of the subject or object of the word Infringe) to infringe, misappropriate, use or disclose without authorization or otherwise violate Intellectual Property rights (whether direct, indirect, contributory, inducement or otherwise). The words “Infringement” and “Infringing” have corresponding meanings. The term “Third Party” means one or more persons or entities other than SVI, Bionics and their respective Affiliates.

(b)        Enforcement of Bionics Controlled IP. As between the Parties, [***] shall have the sole right (but not the obligation), each at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened Infringement of the Bionics Controlled IP; provided, however, that [***] shall have the right (but, subject to Section 11.4(c) below, not the obligation) to participate in an advisory capacity only in the institution and prosecution of any such Infringement suit, (a) with respect to any Shared Future Intellectual Property only if and to the extent the accused product is related primarily to the [***] and (b) with respect to any other Bionics Controlled IP only if and to the extent the accused product is related primarily to [***].

(c)        Join in Action. If either [***] brings any such action or proceeding hereunder, [***] agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and, at [***] expense, to give [***] reasonable assistance and authority to file and prosecute the suit; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to other Party to confer standing on a Party hereunder.

(d)        Costs.    [***] will pay all costs, fees, and expenses associated with an Infringement action they have initiated and prosecuted. [***] will pay all costs, fees, and expenses associated with [***] participation in an advisory capacity under Section 11.4(b).

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4

      (e)        Recovery.     Any recovery obtained in an action initiated and prosecuted solely by [***], and in which [***] does not participate in an advisory capacity, shall belong to [***]. Any recovery obtained in an action initiated and prosecuted by [***], and in which [***] participates in an advisory capacity, shall be allocated in a fair and equitable manner mutually determined by the Parties. For purposes of clarity, any recovery pursuant to this section will be net of litigation costs as provided in Section 11.4(d) above.

      (f)        Cooperation. [***] agrees to fully cooperate with [***] in the prosecution of any such suit at no additional expense to [***].

      (g)        Loss of Exclusive Rights Under CPI License Agreement. [***] acknowledges that, notwithstanding the foregoing to the contrary, in the event CPI exercises its Termination Option (as such term is defined in the CPI Development Agreement), [***] of the CPI License Agreement. Therefore, in the event of any conflict between the terms of this Section 11.4 and the terms of [***], the terms of the CPI License Agreement will control.

1.5	Amendment to Section 11.5: Publication and Authorship

  A.        Section 11.5 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

    11.5 Publication and Authorship. Notwithstanding Section 11.6(e) below, the Company will have the right to author, to publish and to retain or transfer copyright to scientific reports describing the methods and results of any or all Bionics Controlled IP that does not constitute Shared Future Intellectual Property; provided that, if the studies were conducted with the financial and/or technical support of Bionics or any of its Affiliates, such reports shall include an acknowledgment to that effect. Prior to publishing any reports or submitting any manuscripts wherein the publication could adversely affect patent rights for any Bionics Controlled IP (i.e., new inventions for which patent applications have not been filed), (i) the Company shall make the manuscripts for such reports available to Bionics or one of Bionics’ Affiliates, using reasonable efforts to provide Bionics or such Affiliate copies of such manuscripts at least thirty (30) days before submission to a journal or other publisher so that Bionics can take any steps it deems necessary to protect such Surgi-Vision IP disclosed in such manuscripts, (ii) Bionics will promptly review such manuscripts, and (iii) the Company will delay its submission to such journal or other publisher for up to one hundred eighty (180) days if Bionics, in its reasonable discretion, determines that it needs additional time to protect such Bionics Controlled IP.

1.6	Amendment to Section 11.6: Confidentiality

  A.        Section 11.6 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5

11.6        Confidentiality.

(a)        Definition.    “Confidential Information”    means information which is disclosed or shared by one Party to the other Party, or generated or developed by one or both Parties, that the non-owning Party has a reasonable basis to believe is confidential to the owning Party or has been marked or orally designated by the owning Party as confidential.

(b)        Ownership of Confidential Information.    The Parties agree that (i) all Shared Future Intellectual Property and Non-Shared Future Intellectual Property will be deemed to be Confidential Information owned by Bionics (irrespective of which Party generated, developed or first shared or disclosed such information), (ii) all Joint Intellectual Property will be deemed to be Confidential Information owned by both Parties (irrespective of which Party generated, developed or first shared or disclosed such information), and (iii) the terms and existence of this Agreement are Confidential Information owned by both Parties. Except as otherwise expressly provided in this Section 11.6, neither Party is subject to the obligations of a “no-owning Party” with respect to Confidential Information that is owned by both Parties. Except as otherwise expressly provided in this Agreement, for all other Confidential Information, the “owning Party” is deemed to be the disclosing Party. Confidential Information shall remain the property of the owning Party, and the non-owning Party shall not be deemed by virtue of this Agreement or any access to the owning Party’s Confidential Information to have acquired any right, title or interest in or to any Confidential Information, except the limited right to use such Confidential Information in accordance with the terms of this Agreement or other agreements between the Parties or their Affiliates.

(c)        Non-Use and Non-Disclosure.    Either Party may make available to the other Party or otherwise generate or develop Confidential Information. The non-owning Party will maintain the owning Party’s Confidential Information in confidence and will not use such Confidential Information except as reasonably necessary to perform its obligations and exercise its rights under this Agreement or other agreements between the Parties or their Affiliates. Notwithstanding any provision to the contrary contained in the CPI Agreements, the Company agrees and acknowledges that Bionics and its Affiliates may share all of the Company’s Confidential Information with and among each of their respective Affiliates for use solely within the Field (as that term is defined in the CPI Agreements), provided that (i) prior to any such sharing of the Company’s Confidential Information such Affiliates are bound by obligations of confidentiality, non-disclosure and non-use substantially similar in scope to those in this Agreement and (ii) Bionics shall be responsible for any breach of confidentiality, non disclosure and non-use by any such Affiliate. Neither Party will disclose the other Party’s Confidential Information without the prior written consent of the other Party, except as permissible in Section 11.6(e) below or in other agreements between the Parties or their Affiliates. All Confidential Information will be treated by the non-owning Party with the same care as it would exercise in the handling of its own Confidential Information, but not less than reasonable care. The limitations and undertakings specified in this Section 11.6 shall survive termination of this Agreement for a period of five (5) years.

(d)        Standard Exceptions.  The obligations of Sections 11.6(c), (f) and (g) do not apply to any of the other Party’s Confidential Information: (i) which, other than

6

Shared Future Intellectual Property and Non-Shared Future Intellectual Property, is already known by the non-owning Party at the time of the disclosure; (ii) following such information becoming publicly known without the wrongful act or breach of this Agreement by the non-owning Party; (iii) following such information becoming rightfully received by the non-owning Party from a Third Party without breaching any confidentiality obligation owed by such Third Party to the owning Party; (iv) following such information becoming approved for release by written authorization of the owning Party; or (v) other than Shared Future Intellectual Property and Non-Shared Future Intellectual Property, following such information becoming subsequently and independently developed by employees or representatives of the non-owning Party without knowledge or use of the owning Party’s Confidential Information. The burden of proving the existence of facts which would provide an exception under this Section 11.6(d) rests with the non-owning Party. Notwithstanding any provision herein to the contrary, to the extent required under the JHU Agreements, the Company shall be permitted to disclose the terms of this Agreement to JHU.

(e)        Permitted Disclosures.  Each Party may disclose the other Party’s Confidential Information:

(i)    to the extent reasonably necessary for a Party to prepare, file and Prosecute a Patent application under this Agreement or other agreements between the Parties or their Affiliates;

(ii)    to the extent permissible under any other agreements between the Parties or their Affiliates;

(iii)    to the extent reasonably necessary for a Party to develop or commercialize, directly or indirectly through one or more licensees, products related to or utilizing Intellectual Property within its allocated (or retained) field of rights pursuant to this Agreement or the License Agreement; provided that: (a) such disclosure may include the disclosure of this Agreement’s and the License Agreement’s existence and the scope of any license granted hereunder or thereunder; and (b) prior to making any such disclosure pursuant to this subsection, such Party will, if reasonably practical, take reasonable steps to limit the scope of such disclosure and its effect on confidentiality;

(iv)        to the extent reasonably necessary for the purposes of this Agreement or other agreements between the Parties, to its respective Affiliates, consultants, agents, advisors, attorneys, outside contractors and clinical investigators, but only if those persons are bound by obligations of confidentiality, non-disclosure, and non-use substantially similar in scope to those in this Agreement; provided, such Party shall be responsible for any breaches of confidentiality, non-disclosure and non-use by any such Affiliate, consultant, agent, advisor, attorney, outside contractor or clinical investigator to whom disclosure is made;

(v)        in connection with communications to such Party’s stockholders and prospective investors; provided that unless otherwise agreed between the Parties: (a) such stockholders and prospective investors are subject to obligations of confidentiality no less stringent than those contained herein; and (b) such disclosure be expressly limited to the existence of this Agreement and the License Agreement and the scope of any license granted hereunder or thereunder;

7

(vi)        to the extent reasonably necessary to enforce this Agreement or other agreements between the Parties or their Affiliates;

(vii)        to the extent reasonably necessary to comply with a subpoena, court order, or administrative order. Before complying, the Party subject to such subpoena, court order or administrative order will notify the other Party, allow the other Party a reasonable time to oppose the disclosure, and reasonably cooperate with the other Party’s efforts to do so; or

(viii)    to the extent reasonably necessary to comply with an applicable law, rule, regulation of any governmental authority or securities exchange, including the FDA, the Securities and Exchange Commission and the New York Stock Exchange. Before complying, the Party subject to such law, rule or regulation will notify the other Party, allow the other Party a reasonable time to seek a protective order (if appropriate), and reasonably cooperate with the other Party’s efforts to do so.

(f)        Further Limitation on Use and Disclosure of Bionics Controlled IP.  Notwithstanding the foregoing, while Bionics recognizes the Company’s legitimate right (except to the extent limited by the CPI Agreements or the License Agreement) to commercialize the Bionics Controlled IP outside the Field (as that term is defined in the CPI Agreements), the Parties agree and acknowledge that, in order to give Bionics the full benefit of the exclusive license granted pursuant to the License Agreement, with respect to those portions of the Bionics Controlled IP that constitute Confidential Information owned by the Company, the Company will, if reasonably practical, take reasonable steps to limit the scope of any disclosure of such Bionics Controlled IP; provided, however, that the foregoing obligation on the Company will not apply with respect to disclosure of Bionics Controlled IP by the Company to CPI.

(g)        Return of Information.  Upon the request of the owning Party at any time after the Loan Satisfaction Date, the non-owning Party will promptly return or destroy (at the other Party’s choice) all Confidential Information owned by such other Party then in its possession and, if applicable, provide a certification of such destruction; provided, however, that the foregoing will not apply to any Confidential Information that the non-owning Party needs to retain for purposes of meeting its obligations and exercising its rights under this Agreement and the License Agreement or expressly has the right to retain under this Agreement or the License Agreement. With the exception of the prototypes provided to Bionics, in accordance with this Agreement, each Party will retain custody and ownership of any specimens and original data disclosed to the other Party and will exercise due care in preserving such specimens and original data in a manner consistent with current standards of scientific conduct. The Company will provide Bionics with complete and timely reports and scientific analyses of such data and will make specimens and original data available for inspection by representatives of Bionics at Bionics’ request.

8

(h) Injunctive Relief.  Each Party acknowledges and agrees that the breach of this Section 11.6 would be likely to cause serious and irreparable harm, the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each Party therefore agrees that if the other Party breaches this Section 11.6 or if such Party has cause to believe that the other Party intends to or is about to breach such provisions, then such Party will be entitled to seek injunctive relief enjoining the breach and will have the right to specifically enforce this Agreement and the terms and provisions hereof in addition to any other remedy available at law or in equity.

(i) System Information.  For the avoidance of any doubt, Bionics acknowledges and agrees that the Company is permitted to share its System information with third parties following the expiration of the Exclusivity Period if the Parties do not execute and deliver the Subsequent System License within the Exclusivity Period.

Section 2.        AMENDMENT TO THE LICENSE AGREEMENT

Section 3.B of the License Agreement is hereby amended by adding the following sentence at the end thereof:

“In the event that a product simultaneously falls within the definition of “Licensed Product” under this Agreement and the definition of “Royalty Product” under the CPI License Agreement: (a) Licensor agrees that any sale of such product will only implicate the payment of fees under one of the two agreements, not both (e.g., Licensor will not receive royalty payments both under this Agreement and the CPI License Agreement with respect to the same sale); (b) the Parties will determine which agreement will govern the fees to be paid to Licensor primarily by reference to the product’s actual intended use, and whether such use falls within the scope of the neuromodulation field of the Development Agreement or the “Implantable Cardiac Field” of the CPI License Agreement; and (c) if the Parties are unable to determine the governing agreement pursuant to clause (b) above, the Parties shall settle such disagreement pursuant to substantially the same mediation and arbitration provisions set forth in Section 4(E) and (F) of the CPI License Agreement with respect to a “Royalty Product Dispute” (as such term is defined in the CPI License Agreement) (it being understood and agreed that the scope of the arbitration will be limited to determining which agreement will govern the fees to be paid to the Company and that in no event will the Arbitrators have the power or authority to terminate this Agreement or the CPI License Agreement).

9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SURGI-VISION, INC		BOSTON SCIENTIFIC
NEUROMODULATION CORPORATION
(formerly known as ADVANCED BIONICS CORPORATION)

BY:	/s/ Kim Jenkins	BY:	/s/ Michael Onuscheck

NAME:	Kim Jenkins	NAME:	Michael Onuscheck

TITLE:	Pres	TITLE:	President

10